TELFORD SADOVNICK, P.L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
American Uranium Corporation

We consent to the inclusion of our report dated April 4, 2007 with respect to the financial statements of American Uranium Corporation (formerly Alpine Resources Corporation) as at February 28, 2007 and 2006 and the related statements of operations, stockholders' equity (deficiency) and cash flows for the years ended February 28, 2007 and 2006, and for the cumulative period from inception on March 23, 2005 to February 28, 2007 in the Registration Statement on Form S-1 of American Uranium Corporation (formerly Alpine Resources Corporation) for the registration of shares of its common stock with the United States Securities and Exchange Commission and to the reference to our firm under the caption "Interest of Named Experts and Council".

TELFORD SADOVNICK, P.L.L.C.
CERTIFIED PUBLIC ACCOUNTANTS

Bellingham, Washington
March 17, 2008

114 West Magnolia Street, Suite 423, Bellingham, Washington 98225
Telephone: (360) 392-2886 Facsimile: (360) 392-2887